SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):   JULY 26, 1996
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                          SHAMAN PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


       DELAWARE                    0-21022                 94-3095806
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(State or Other Jurisdiction     (Commission              (IRS Employer
   of Incorporation)             File Number)           Identification No.)


 213 EAST GRAND AVENUE, SOUTH SAN FRANCISCO, CALIFORNIA         94080
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:   (415) 952-7070
                                                    ----------------------------


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         (Former Name or Former Address, if Changed Since Last Report.)




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Item 5.    Other Events

           On July 26, 1996, Shaman Pharmaceuticals, Inc. (the "Company") closed a private placement pursuant to Regulation S under the Securities Act of 1933, as amended (the "Act") in which it sold Four Hundred Thousand (400,000) shares of the Company's convertible Series A Preferred Stock (the "Preferred Stock") at a price per share of $8.147 (the "Preferred Stock Price") for gross proceeds of approximately $3,260,000. This represents approximately a thirty-three percent (33%) premium to the closing price of $6.125 on July 25, 1996. Subject to certain adjustments, the Preferred Stock will convert into Common Stock on a one-for-one basis not later than July 23, 1999.

           Under the terms of the agreement, in addition to the initial sale of the Preferred Stock, the Company has the right, from time to time during the period beginning January, 1997, and ending July, 2000, to sell to the investor up to One Million Two Hundred Thousand (1,200,000) shares of Common Stock at a premium over an average of the Company's market prices at such time. As the Company exercises its rights, the investor will have the right to increase the stock purchased pursuant to such put rights by an aggregate of Five Hundred Twenty-Eight Thousand (528,000) shares. If both parties exercise all of these rights, a total of One Million Seven Hundred Twenty-Eight Thousand (1,728,000) shares would be sold and issued. At the Preferred Stock Price, the value of the sale of these shares would be $14,078,016 in addition to the approximately $3.3 million already received. The Company also issued to the investor a warrant, exercisable for a period of six (6) years, to purchase Five Hundred Fifty Thousand (550,000) shares of the Company's Common Stock at a price of $10.184.

           The securities associated with this transaction were not registered under the Securities Act of 1933, as amended (the "Act"), and were not offered or sold in the United States or to or for the account or benefit of a U.S. Person except pursuant to registration under the Act or an available exemption therefrom.

           Hambrecht & Quist acted as placement agent to the Company in the transaction.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)    Financial Statements.

           The registrant has determined that no financial statements are required to be filed pursuant to this item.

           (b)    Pro Forma Financial Information.

           The registrant has determined that no pro forma financial information is required to be filed pursuant to this item.

           (c)    Exhibits.

           None.


                                       2.

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                                  SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July 26, 1996                 SHAMAN PHARMACEUTICALS, INC.
                                             (Registrant)


                                     By:      /s/ LISA A. CONTE
                                              ---------------------------------
                                     Name:    Lisa A. Conte
                                     Title:   President and Chief Executive
                                              Officer



                                       3.